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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

      Date of Report (Date of earliest event reported): April 27, 2004

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

The Company today issued the following press release:

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First National Lincoln Corporation Declares 3-for-1 Split


DAMARISCOTTA, Maine -- (BUSINESS WIRE) -- April 27, 2004 -- At its 2004 Annual Meeting, First National Lincoln Corporation (NASDAQ NM: FNLC) today announced that its Board of Directors has voted to declare a 200% stock dividend, which is equivalent to a three-for-one stock split. The record date will be May 12, 2004, and the payment date will be June 1, 2004.

" 'When will you declare a stock split?' is a question I have heard quite often during the past year," noted Daniel R. Daigneault, the Company's President & Chief Executive Officer. "My response has been that we needed to see additional increases in the market price before we could make a decision. Since March 2003, the market price of FNLC has increased from $33.95 per share to a high of $51.05, and despite a slight drop during the first quarter of 2004 the price has remained in the mid-to-high forties for a number of weeks. Our shareholders today approved an increase in the number of authorized shares from 6 million to 18 million, so we are now able to declare a three-for-one stock split. This will increase the number of outstanding shares of FNLC stock from 2.4 million to 7.3 million.

"Over the past 30 years the company has announced five stock splits and/or stock dividends," President Daigneault continued, "each about six to seven years apart. The last one was a little over six years ago in December, 1997. All of them were well received in the past and we are confident that our current shareholders and potential investors will be pleased with this decision."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory and trust services from offices in Damariscotta, Boothbay Harbor and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

For additional information contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3272.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    April 27, 2004